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                                                                     EXHIBIT 5.1

                                                             LAWYERS

                                                                      (DWT LOGO)

Davis Wright Tremaine LLP

ANCHORAGE  BELLEVUE  HONOLULU  LOS ANGELES  NEW YORK  PORTLAND  SAN FRANCISCO
                       SEATTLE SHANGHAI WASHINGTON, D.C.

                            2600 CENTURY SQUARE               TEL (206) 622-3150
                            1501 FOURTH AVENUE                FAX (206) 628-7699
                            SEATTLE, WA  98101-1688           www.dwt.com

November 8, 2005


Board of Directors
Washington Banking Company
450 Bayshore Drive
Oak Harbor, WA  98277

RE:     WASHINGTON BANKING COMPANY 2005 STOCK INCENTIVE PLAN

Dear Ladies and Gentlemen:

You have requested us to furnish our opinion as to the legality of the shares of common stock of Washington Banking Company (the "COMPANY") which are being registered (the "COMMON STOCK") under the Registration Statement on Form S-8 to be filed on November 10, 2005, (the "REGISTRATION STATEMENT"), by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (the "SECURITIES ACT").

We have examined the Registration Statement, the initial prospectus to be delivered in accordance with Item 1 of Registration Statement, the Plan, the Articles of Incorporation and the Bylaws of the Company, and certain records of the Company's proceedings as reflected in its minute books, and the originals, or certified, conformed or reproduction copies, of such other documents, certificates and records as we have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In rendering our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents, certificates and records submitted to us as originals, the conformity to original or certified copies of all copies submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

Based on the foregoing, we are of the opinion that the Common Stock has been duly authorized, and when issued and delivered by the Company and paid for as contemplated by the Registration Statement and the Plan, it will be legally and validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Securities Act.

Very truly yours,

/s/ Davis Wright Tremaine LLP